Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

October 19, 2021

Spire Global, Inc.

8000 Towers Crescent Drive

Suite 1225

Vienna, Virginia 22182

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Spire Global, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 34,527,225 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 8,869,629 shares of Common Stock reserved for future issuance under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), (ii) 3,194,000 shares of Common Stock reserved for issuance under the Company’s 2021 Employee Stock Purchase Plan, and (iii) 22,463,596 shares of Common Stock which are subject to currently outstanding stock options under the Company’s 2012 Stock Option and Grant Plan. As the Company’s legal counsel, we have reviewed the actions proposed to be taken by the Company in connection with the issuance and sale of the Shares to be issued under such plans (which plans are referred to herein as the “Plans”).

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI, Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

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